Exhibit 10.6

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (the “Amendment”) is made and entered into as of this 1st day of August, 2022, by and Asurion, LLC, a Delaware limited liability company (“Buyer”), and Enjoy Technology, Inc., a Delaware corporation (“Enjoy”), Enjoy Technology Operating Corp., a Delaware corporation (“Enjoy Operating”) and Enjoy Technology LLC, a Delaware limited liability company (“Enjoy LLC” and, together with Enjoy and Enjoy Operating, each a “Seller” and, collectively, “Sellers”). Buyer and Sellers are collectively referred to herein as the “Parties” and individually as a “Party”. Capitalized but undefined terms in this Amendment shall have the meanings given them in the Asset Purchase Agreement (the “Purchase Agreement”), dated as of July 25, 2022, by and among the Parties.

RECITALS:

A.
Section 12.6 of the Purchase Agreement provides that the Purchase Agreement may not be amended except by a written agreement signed by each of the Parties.

B.
The Parties desire to enter into this Amendment and amend the Purchase Agreement as set forth herein.

AGREEMENT

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Amendment to Purchase Agreement. The first sentence of Section 8.2(c) of the Purchase Agreement is hereby amended and restated in full as follows:

(c) within 10 Business Days following the date of this Agreement, Sellers, on the one hand, and Buyer, on the other hand, shall each prepare and file, or cause to be prepared and filed, any notifications required to be filed under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and request early termination of the waiting period under the HSR Act.

2.
Full Force and Effect. Except as modified or amended hereby, the provisions, conditions and terms of the Purchase Agreement shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Purchase Agreement and this Amendment, the provisions of this Amendment shall govern and control.

3.
Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes. Signatures of the Parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written

BUYER:

ASURION, LLC

By: /s/ Roger Anthony Detter Name: Roger Anthony Detter

Title: Chief Executive Officer

SELLERS:

ENJOY TECHNOLOGY, INC.

By: /s/ Ron Johnson Name: Ron Johnson

Title: Chief Executive Officer

ENJOY TECHNOLOGY OPERATING CORP.

By: /s/ Ron Johnson Name: Ron Johnson

Title: Chief Executive Officer

ENJOY TECHNOLOGY LLC

By: /s/ Ron Johnson Name: Ron Johnson

Title: Chief Executive Officer